EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of eHealth, Inc., dated as of April 9, 2026 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

April 9, 2026 Date

8 Knots Management, LLC

By: /s/ Scott Green

Scott Green, Managing Member

8 Knots Fund, LP

By: /s/ 8 Knots GP, LP

8 Knots GP, LP, General Partner

By: /s/ Scott Green

Scott Green, President

8 Knots Fund II, LP

By: /s/ 8 Knots GP, LP

8 Knots GP, LP, General Partner

By: /s/ Scott Green

Scott Green, President

8 Knots GP, LP

By: /s/ Scott Green

Scott Green, President

Scott Green

By: /s/ Scott Green

Scott Green